EXHIBIT 10.10

                                    EXCLUSIVE
                                    ---------
                             DISTRIBUTION AGREEMENT
                             ----------------------


         This Distribution Agreement is made and entered into as of this 29th day of December, 1995, by and between HOME ARCADE SYSTEMS, INC., a California corporation ("Home Arcade"), and SC&T2 INTERNATIONAL, INC., an Arizona corporation ("SC&T").

                                    RECITALS
                                    --------

         A. Home Arcade manufactures and sells products. Home Arcade's products include a steering wheel for use on video arcade games. The steering wheels, as well as any modifications thereto, are hereinafter referred to as the "Products."

         B. Home Arcade desires to engage SC&T as the exclusive distributor of the Products to customers throughout the Territory, as hereinafter defined.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Appointment of SC&T. Subject to and in accordance with the terms and conditions of this Agreement, Home Arcade appoints SC&T as the sole exclusive distributor of the Products for Home Arcade in the Territory during the term of this Agreement, and SC&T accepts such appointment and agrees to act as the exclusive distributor of the Products in the Territory.

         2. Territory. SC&T's area of responsibility shall be the territory described in Schedule A attached hereto (the "Territory"). Home Arcade will promptly forward to SC&T all leads and inquiries, from and subsequent to December 15, 1995, with respect to the Products received by Home Arcade from entities located in the Territory including, without limitation, prior customers of Home Arcade.

         3. Ordering Procedures. All orders of the Products pursuant to this Agreement shall be subject to the terms and conditions set forth in this Agreement, notwithstanding the terms specified in any purchase order. Whenever SC&T desires to purchase any of the Products, it shall give to Home Arcade, at least 15 days prior to the desired shipping date of such Products, a signed written purchase order specifying the quantities and product numbers of the Products desires to be purchased and, in the case of any Products to be shipped directly to any customer of SC&T, the name and a shipping address of such customer and the name and telephone number of a contact person at such customer. Orders shall be deemed to be accepted by Home Arcade upon receipt unless, within 48 hours after receipt of an order, Home Arcade gives SC&T written notice of non-acceptance.

         4. Purchase Price. The initial purchase price for each unit of any Product shall be the per unit purchase price for that product set forth on Schedule B attached hereto, as amended or superseded from time to time as provided herein. Home Arcade shall decrease the respective per unit purchase prices for any or all Products as manufacturing costs drop so as to maintain the gross profit margins of both SC&T and Home Arcade by written notice to SC&T. Home Arcade may increase prices only if the direct cost of materials or construction increase, in which case Home Arcade shall give SC&T at least 90 days' prior written notice of all price increases. The parties shall review prices of Products approximately every 90 days during the term of this agreement, in good faith, to ensure the prices remain proportionate to gross profit margins received by SC&T and Home Arcade. SC&T's price for any Product shall be the lower of the price on the date Home Arcade receives the order for that Product, or the date the Product is shipped.

         5. Pricing and Responsibility for Costs. All prices for the Products to be sold hereunder are and shall be prices F.O.B. to SC&T's facility in Phoenix, Arizona (the "Facility"). Products will be shipped in full truckload quantities unless Home Arcade does not have products sufficient to meet such requirement which will cause a partial shipment to be made to meet SC&T's order requirements. The F.O.B. prices shall be determined in accordance with the provisions of Section 4 hereof. All Products shall be packaged by Home Arcade as necessary for protection against normal handling. In the absence of a separate "ship to" designation on an acknowledgment of Home Arcade of a purchase order, Home Arcade is authorized to ship the order to SC&T at SC&T's address. With respect to any Products shipped to any addresses other than the Facility, SC&T shall be responsible for (or shall receive a credit for, as the applicable case may be) the difference in freight costs, actually incurred and the cost to ship the same Products to the Facility. Upon each shipment of the Products, Home Arcade shall notify SC&T of the shipment within 24 hours after shipment.

         6. Payment of Home Arcade. Except as otherwise expressly agreed in writing by Home Arcade, payment for the Products shall be made in United States dollars in an amount adequate to cover the full purchase price plus all other charges, if any, incurred by Home Arcade for the account of SC&T, and shall be due and payable within 30 days after the shipping date of such Products.

         7. Warranty. Home Arcade warrants that for the period of 12 months after delivery of the Products (the "Warranty Period"), the Products (a) will, when delivered, conform to the description on the face of SC&T's purchase order relating to such Products, and (b) will be free of defects in design, materials and workmanship. Home Arcade shall, at SC&T's option, replace (F.O.B. the Facility), or issue a credit or refund to SC&T for, any nonconforming Products, provided that both (i) SC&T furnishes to Home Arcade written notice, in reasonable detail, of the nonconformity of the Products within the Warranty Period, and (ii) if Home Arcade requests, SC&T delivers the Products claimed to be nonconforming to Home Arcade, within 20 days after the notification by SC&T pursuant to subsection (i) above. A new Warranty period shall be established pursuant to this Section for any replaced products. This warranty shall extend to SC&T's customers.

         8. Duties of SC&T. Home Arcade shall exercise no control over the management and operation of SC&T, and, except as otherwise set forth herein, SC&T shall have full discretion as to the price charged, marketing techniques used, resale, method of payment accepted and all other facets of its distribution business, including, without limitation, the selection and control of any persons or entities through which it may elect to conduct sales.

         9. Representations and Warranties of SC&T. SC&T represents, warrants and agrees that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, with the full right, power and authority, corporate or otherwise, to purchase, own and sell the products and to carry on its business as it is now being conducted and as intended to be conducted in accordance with this Agreement. The execution and delivery of this Agreement, the timely consummation of the transactions contemplated hereby and the full and timely fulfillment of the terms hereof have been duly and validly authorized by all necessary action on the part of SC&T, and this Agreement constitutes the legal, valid and binding obligation of SC&T, enforceable against SC&T in accordance with its terms.

         10. Representations and Warranties of Home Arcade. Home Arcade represents, warrants and agrees that it is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with the full right, power and authority, corporate or otherwise, to sell and own the Products and to carry on its business as it is now being conducted and as intended to be conducted in accordance with this Agreement. The execution and delivery of this Agreement, the timely consummation of the transactions contemplated hereby and the full and timely fulfillment of the terms hereof have been duly and validly authorized by all necessary action on the part of Home Arcade, and this Agreement constitutes the legal, valid and binding obligation of Home Arcade, enforceable against Home Arcade in accordance with its terms.

         11. Assurance of Home Arcade. Home Arcade shall use its best efforts to manufacture, sell and deliver the Products to SC&T in sufficient quantities to meet the requirements of SC&T, provided, however, that Home Arcade shall be excused for any failure to satisfy such requirements of SC&T in the event of any force majeure or the effects thereof, pursuant to Section 22 hereof.

         12. Technical Support. Home Arcade shall provide to SC&T technical support with respect to the Products. SC&T shall provide, by telephone, during SC&T's normal working hours, reasonable technical support to its customers.

         13. Trademarks, Trade Names and Corporate Names. The use of any party's trademarks, symbols, trade names, corporate names or other intellectual property rights by the other party shall inure to owner's benefit and shall not give the other party any proprietary rights therein.

         14. Nondisclosure and Limited Use of Confidential or Proprietary Information. Each party shall refrain from disclosing to any third parties, or using for any purpose, any operating, product marketing or sales management information or other confidential or proprietary information, including, without limitation, information as to the other party's customers, obtained from the other party pursuant to this Agreement or the relationship established hereunder; and each party shall cause its employees and agents to refrain from disclosing to any third parties, or using for any purpose, any such confidential or proprietary information. Each party shall limit its use of such confidential or proprietary information received hereunder to the purposes of this Agreement. Notwithstanding anything to the contrary contained herein, SC&T shall be entitled to solicit any customers for the Products for sale of any other product produced or distributed by SC&T.

         15. Advertising and Promotion. SC&T shall not publish or permit to be published any advertising relating to the Products that is likely to mislead or deceive the public or to impair the goodwill of Home Arcade the reputation of the Products. Nonetheless, SC&T shall have the right to advertise and to promote the Products by any reasonable means including telephone, mail, newspaper, magazine, radio and television. Home Arcade has prepared and expects to continue to develop certain sales materials regarding the Products, and shall, from time to time, make these materials available to SC&T. If SC&T uses Home Arcade's sales materials, it shall do so only in connection with sales of the Products and upon the termination of this Agreement shall promptly cease using the same and shall immediately return to Home Arcade any and all such sales materials (including all copies thereof and excerpts therefrom). From time to time Home Arcade may elect to participate in certain advertising and/or promotional costs if agreed to between the parties.

         16. Packaging. Between the effective date of this Agreement and the date when Home Arcade's existing packaging is depleted, Home Arcade shall put a sticker on the packaging of all Products stating that Home Arcade Products are exclusively distributed in the United States, Canada and Europe by SC&T2 International, Inc. Such sticker shall also include SC&T's Arizona and Belgium phone numbers and all addresses. Stickers for existing packaging will be supplied by SC&T. All new packaging ordered by Home Arcade shall include on it such information in a prominent place.

         17. Publicity. Home Arcade shall not issue any press release or make any public statement regarding the transactions contemplated hereby, including but not limited to a press release or public statement announcing the execution of this Agreement or any orders of Product hereunder, without the prior written approval of SC&T.

         18. Projections. SC&T makes no, and shall make no projections with respect to the sales of the Products. No orders or statements by SC&T shall be deemed to constitute a projection.

         19. Term of Agreement. The term of this Agreement shall commence on the date first above written and shall continue until January 1, 1998 and for another two year term thereafter unless terminated sooner in accordance with the provisions hereof.

         20.      Termination

                  (a) Either party may terminate this Agreement with appropriate cause upon 45 days prior written notice to the other.

                  (b) If either party fails to perform any of its obligations to timely pay or ship under this Agreement, the other party may defer payments, shipments or receipt of deliveries until the default is cured. If the default is not cured within 30 days after the giving of written notice thereof to the defaulting party, at the option of the nondefaulting party, this Agreement shall terminate at the end of the 30 day period.

                  (c) If either party hereto becomes or is adjudicated insolvent or bankrupt, or if a receiver or trustee is appointed for a party or its property, or if a petition for reorganization or arrangement under any bankruptcy or insolvency law regarding a party is approved, or if any assignment is made for the benefit of a party's creditors, or if a party files a voluntary petition in bankruptcy or a petition or answer seeking to take advantage of any insolvency or bankruptcy law, then, in addition to such other remedies as may be available in law or equity, the other party shall have the right to terminate this Agreement on five days' prior notice.

                  (d) Notwithstanding any other provisions in this Agreement, for a period of six months following the termination of this Agreement for any reason whatsoever, other than a termination by Home Arcade pursuant to subsection (c) above, Home Arcade shall pay to SC&T, within 30 days after the shipment of any Products to any entity to which SC&T had sold Product during the term of this Agreement as it may have been extended from time to time, whether on a wholesale or retail basis, an amount per Product equal to the average gross profit for such Product earned by SC&T during the three month period immediately prior to the effective date of termination for all sales of such Product.

         21. Post-Termination Deliveries and Repurchases. Within 30 days after the termination of this Agreement, SC&T at its option, may sell to Home Arcade, and Home Arcade may repurchase, any or all of the Products in SC&T's possession that SC&T has not previously contracted to sell to a third party or have been returned (including, without limitation, RMA returns). If SC&T elects to sell any or all of such Products to Home Arcade, Home Arcade shall pay to SC&T, SC&T's purchase price for the Products repurchased by Home Arcade, less any monies due to Home Arcade under this Agreement.

         22. Force Majeure. Neither SC&T nor Home Arcade shall be responsible for any loss or damage resulting from any delay or failure in performing any provision of this Agreement if the delay or failure results from: (1) transportation shortages, inadequate supply of labor, material or energy, or the voluntary foregoing of the right to acquire or use of any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations or instructions of any government or any department or agency there; (2) compliance with any law, ruling, order, regulation, requirement or instruction of any government or any department or agency thereof; (3) acts of God; or (4) fires, strikes, labor troubles, embargoes, war or riot. Any delay resulting from any of such causes shall extend performance accordingly or excuse performance in whole or in part, as may be necessary.

         23. Independent Contractor. SC&T and Home Arcade each acknowledges and agrees that SC&T is an independent contractor and that under this Agreement neither SC&T nor Home Arcade shall be considered for any purpose to be the agent, partner, franchisor, franchisee or joint venturer of the other. Nor shall Home Arcade or SC&T have any obligation or responsibility to act on behalf of or in the name of the other, or the power or authority to bind the other in any manner whatsoever. Any representation to the contrary by SC&T or by Home Arcade, or the employees or agents of either, shall be sufficient grounds for the termination of this Agreement.

         24. Indemnification. Each party hereto shall indemnify, defend and hold the other, its officers, directors, shareholders, employees, agents and representatives harmless for, from and against any claims, losses, costs, damages, expenses or liabilities to third parties, including, without limitation, any governmental agencies (including, without limitation, reasonable attorneys' fees) arising out of or resulting from the performance or nonperformance by the indemnifying party of any obligation or agreement of the indemnifying party under this Agreement, or any misrepresentation or a breach of warranty made in this Agreement, or in connection with the performance of its duties hereunder, by the indemnifying party, whether intentional or unintentional. In addition, Home Arcade shall indemnify, defend and hold SC&T and its officers, directors, shareholders, employees, agents and representatives harmless for, from and against any claims, losses, costs, damages, expenses or liabilities to third parties, including, without limitation, any governmental agencies (including, without limitation, reasonable attorneys' fees) arising out of or resulting from the Products, including any product liability or warranty claims, etc. Notwithstanding anything contained herein to the contrary, this indemnification shall survive the termination of this Agreement.

         25. Insurance. During the term of this Agreement and any extensions thereof, Home Arcade shall obtain and maintain general liability and products liability insurance from an insurance company reasonably, satisfactory to SC&T in amounts reasonably satisfactory to SC&T, but in no event less than an aggregate amount of $1,000,000. Upon the request of SC&T, Home Arcade shall promptly provide SC&T with a certificate of insurance. SC&T shall be a named insured on all such insurance policies of Home Arcade, and each such insurance policy shall require the insurer to give SC&T 30 days written notice prior to cancelling the policy. Any insurance premiums paid by SC&T on behalf of Home Arcade shall be immediately reimbursed by Home Arcade to SC&T at 110% of the amount paid by SC&T.

         26. Right of First Refusal.

                  (a) In the event that Home Arcade should develop any products in addition to the Products, prior to granting any distribution rights to any third party or parties, Home Arcade shall offer the distribution rights to SC&T. In the event that SC&T rejects the terms of distribution offered by Home Arcade, prior to entering into any sales, marketing, licensing, or distribution arrangement with any third party or parties, Home Arcade shall deliver to SC&T a bona fide written offer from such third party or parties to enter into any such sales marketing, licensing, or distribution arrangement. Thereafter, SC&T shall have 30 days to advise Home Arcade, in writing, that it, or its designee, shall enter into such arrangement for the same price and on the same terms as set forth in the offer.

                  (b) Prior to selling all or substantially all of the stock or assets of Home Arcade to a third party or parties, Home Arcade shall, or shall cause its shareholders, to deliver to SC&T a bona fide written offer from such third party or parties. Thereafter, SC&T shall have 30 days to advise Home Arcade, in writing, that it, or its designee shall purchase the stock or assets, as the case may be, for the same price and on the same terms as set forth in the offer.

         27. General Provisions

                  (a) Further Assurances. Each of the parties hereto shall execute and deliver all such other instruments and take all such actions as either party may reasonably request from time to time in order to effectuate the purposes of this Agreement and the transactions provided for herein.

                  (b) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, or twelve hours after being sent by fax, or 5 days after being sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the recipient's address as set forth below:

                                    SC&T(2) International, Inc.
                                    3837 East Lasalle Street
                                    Phoenix, Arizona 85040
                                    Fax No.: (602) 470-1507
                                    Attention: President

                                    Home Arcade Systems, Inc.
                                    19414 Village Drive
                                    Sonora, California 95370
                                    Fax No.: (209) 532-1981
                                    Attention: President

Either party may alter the address to which communications are to be sent by giving notice of the change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (c) Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and except for any assignments by SC&T to related entities, or through a merger or acquisition of SC&T, shall not be assigned by either party without the prior written consent of the other.

                  (d) Entire Agreement; Amendment. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and is in lieu of all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  (e) Controlling Law; Exclusive Jurisdiction and Venue. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the law of the state of Arizona, notwithstanding any Arizona or other conflict-of-laws provisions to the contrary. The parties agree that any action brought by either party against the other arising out of or in connection with this Agreement, or the rights or obligations hereunder shall be instituted properly in a United States Federal Court or State Court of competent jurisdiction with venue only in the County of Maricopa, State of Arizona, or in the Federal District Court of Arizona, and each party agrees to submit personally to the jurisdiction thereof.

                  (f) Indulgences Not Waivers. Neither the failure not any delay on the party of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  (g) Provisions Severable. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (h) Numbers of Days. In computing the numbers of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays in the State of Arizona; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the first day that is not a Saturday, Sunday or holiday.

                  (i) Construction. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and has had the opportunity to
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have this  document  reviewed by the  respective  legal  counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of, or against any party shall be drawn from the fact that one party has drafted any portion hereof.

                  (j) Amendment. This Agreement may only be amended or modified by written agreement signed by both of the parties hereto.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date first above written.



                                                  SC&T(2) INTERNATIONAL, INC.


                                                  By: (Signature not legible)
                                                  Its: Vice President of Finance




                                                   HOME ARCADE SYSTEMS, INC.


                                                   By: (Signature not legible)
                                                   Its: President

                                   SCHEDULE A

                                    TERRITORY



         The Territory shall include the United States and all of its territories and possessions, Canada and Europe. In addition, SC&T shall be the exclusive distributor of the Products to all entities that intend to use or sell any of the Products in the Territory and any other territories that may be agreed upon by the parties during the term of this Agreement including any extensions thereof.

         Home Arcade shall, by written notice, grant to SC&T the right of first refusal to enter into an exclusive distribution agreement in any country or territory not included above that SC&T has established a distribution base, as agreed by both parties, sufficient to properly distribute products to that market prior to granting any entity other than SC&T the right to distribute said products. The terms and conditions will be substantially similar to the terms and conditions agreed to by Home Arcade and the third party entity.
                                       10
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                                   SCHEDULE B

                                 PURCHASE PRICES



SC&T pricing schedule:


                  Product                            Per Unit Pricing*
                  -------                            -----------------

                  SEGA                               $35.50

                  SNES                               $35.50

                  PCIBM                              $35.50

                  SONY                               To be determined



*Prices subject to adjustment pursuant to paragraph 4 of this Agreement.

                                       11